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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 29, 1995

                MAUI LAND & PINEAPPLE COMPANY, INC.
     (Exact name of registrant as specified in its charter)


           HAWAII                              99-0107542
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)                Identification No.)


                             0-4674
                    (Commission File Number)


P.O. Box 187, Kahului, Maui, Hawaii                  96732
(Address of Principal Executive Offices)


Registrant's telephone number, including area code:  (808) 877-3351

                              NONE
       Former name, former address and former fiscal year,
                  if changed since last report
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Item 5.   OTHER INFORMATION

See attached news release regarding the U. S. International Trade
Commission ruling affecting Maui Pineapple Company, Ltd., a wholly-owned subsidiary of the registrant.

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FOR IMMEDIATE RELEASE              CONTACT:  Douglas R. Schenk
June 29, 1995                                (808) 877-3855

INTERNATIONAL TRADE COMMISSION RULES IN FAVOR OF
MAUI PINEAPPLE COMPANY

KAHULUI, Maui, Hawaii -- Today the International Trade Commission, in its final injury determination, ruled 6-0 in favor of Maui Pineapple Company, Ltd. and the International Longshoremen's and Warehousemen's Union ("ILWU"). The ruling means the revised duty levels, averaging 24.64%, announced by the Department of Commerce on June 29, 1995 will remain in effect until the Department of Commerce determines that the Thai producers are no longer selling below fair value in United States markets. Today's decision affirms that the actions of the Thai producers of selling below fair value has resulted in injury to the domestic industry.

Douglas R. Schenk, President of Maui Pineapple Company, Ltd., said, "We are appreciative there is a process in the U.S. trade law that allows a company like ours to challenge foreign producers who sell in the U.S. below their cost of production."
                              # # #

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                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                MAUI LAND & PINEAPPLE COMPANY, INC.



 JULY 3, 1995                   /S/ PAUL J. MEYER
Date                               Paul J. Meyer
                                   Executive Vice President/Finance